Exhibit 99.1

FOR IMMEDIATE RELEASE

APRIL 17, 2013

Media Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX TO PARTICIPATE IN BANK OF AMERICA MERRILL LYNCH

GLOBAL ENERGY AND POWER LEVERAGED FINANCE CONFERENCE 2013

DALLAS, April 17, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that Michael J. Garberding, Executive Vice President and Chief Financial Officer, will present at the Bank of America Merrill Lynch Global Energy and Power Leveraged Finance Conference in New York City, at 10:30 a.m. Eastern time on Tuesday, May 14.

Interested parties can listen to a live Web cast of the presentation and download the related presentation material by visiting the company’s Web site at www.crosstexenergy.com. Click on the Investors page of either Crosstex Energy, L.P. or Crosstex Energy, Inc. A replay will be archived on the Web site shortly after the discussion is concluded and will be available for 30 days.

Stan Golemon, Senior Vice President, Engineering and Operations, will also attend the conference and meet with investors.

About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas, TX. XTEX offers tailored customer solutions spanning the energy value chain that link energy production with consumption. XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet. XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

Crosstex Energy, Inc. (NASDAQ: XTXI) owns combined general and limited partner interests of approximately 19 percent and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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